                                                                    EXHIBIT 10.5


                       THE 2001 EQUITY PARTICIPATION PLAN
                                       OF
                         OIL STATES INTERNATIONAL, INC.

         OIL STATES INTERNATIONAL, INC., a Delaware corporation, has adopted The 2001 Equity Participation Plan of Oil States International, Inc. (the "Plan"), effective February 8, 2001 (the "Effective Date"), for the benefit of its eligible employees, consultants and directors. This Plan is an amendment and restatement of the 1996 Equity Participation Plan of CE Holdings, Inc. ("ConEmsco Plan") to be effective as provided in Section 10.4.

         The purposes of this Plan are as follows:

         (1) To provide an additional incentive for Directors, Employees and consultants to further the growth, development and financial success of the Company by personally benefitting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

         (2) To enable the Company to obtain and retain the services of Directors, Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 General. All references to share numbers and dollar amounts in this Plan shall be deemed to give effect to the concurrent reverse three-for-one split of the Common Stock to be effected on or before the Effective Date. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

         1.2 Affiliate. "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company or controls the Company as determined by the Committee.

         1.3 Award Limit. "Award Limit" shall mean 400,000 shares of Common
Stock.

         1.4 Board. "Board" shall mean the Board of Directors of the Company.

         1.5 Change of Control. "Change of Control" shall mean any of the following:

         (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, SCF III, L.P., SCF IV, L.P., or any affiliate of SCF-III, L.P. or SCF-IV, L.P. or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company's then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

         (b) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

         (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

         (d) the stockholders of the Company approve a plan of complete liquidation of the Company; or

         (e) the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

         1.6 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.7 Committee. "Committee" shall mean the Board or a subcommittee of the Board appointed as provided in Section 9.1.

         1.8 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

         1.9 Company. "Company" shall mean Oil States International, Inc., a Delaware corporation.

         1.10 Deferred Stock. "Deferred Stock" shall mean Common Stock awarded under Article VII of this Plan.

         1.11 Director. "Director" shall mean a member of the Board who is not an Employee.

         1.12 Dividend Equivalent. "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

         1.13 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate or Subsidiary.

         1.14 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.15 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (as reported in any reporting service approved by the Committee), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the date of an initial public offering of Common Stock shall be the offering price under such initial public offering.

         1.16 Grantee. "Grantee" shall mean an Employee or consultant granted a Performance Award, Dividend Equivalent, or Stock Payment, or an award of Deferred Stock, under this Plan.

         1.17 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

         1.18 Option. "Option" shall mean a stock option granted under Article III of this Plan). An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Directors, consultants and Employees employed by an Affiliate that is not a Subsidiary shall be Non-Qualified Stock Options.

         1.19 Optionee. "Optionee" shall mean an Employee, consultant or Director granted an Option under this Plan.

         1.20 Performance Award. "Performance Award" shall mean a performance or incentive award, other than an Option, Restricted Stock, Deferred Stock or Stock Payments, that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

         1.21 Performance Objectives. "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Company's common stock. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

         1.22 Plan. "Plan" shall mean The 2001 Equity Participation Plan of Oil States International, Inc.

         1.23 QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         1.24 Restricted Stock. "Restricted Stock" shall mean Common Stock awarded under Article VI of this Plan.

         1.25 Restricted Stockholder. "Restricted Stockholder" shall mean an Employee or consultant granted an award of Restricted Stock under Article VI of this Plan.

         1.26 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

         1.27 Stock Payment. "Stock Payment" shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee or consultant in cash, awarded under Article VII of this Plan.

         1.28 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

         2.1  Shares Subject to Plan.

         (a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, or Stock Payments shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed three million seven hundred thousand (3,700,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

         (b) The maximum number of shares which may be subject to Options, Restricted Stock or Deferred Stock granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. The maximum value of Performance Awards granted under the Plan to any individual in any calendar year shall not exceed $2.5 million.

         2.2 Add-back Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation or was exercised for cash may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. If any share of Restricted Stock is forfeited by the Grantee, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                   ARTICLE III

                               GRANTING OF OPTIONS

         3.1 Eligibility. Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Director of the Company shall be granted Options at the times and in the manner set forth in Section 3.4(d).

         3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code,

         3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary.

         3.4 Granting of Options

         (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

         (i) Select from among the Employees or consultants (including Employees or consultants who have previously received Options or other awards under this
Plan) such of them as in its opinion should be granted Options;

         (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or consultants;

         (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

         (iv) Determine the terms and conditions of such Options, consistent with this Plan.

         (b) Upon the selection of an Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

         (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

         (d) During the term of the Plan, (i) a person who is a Director as of the Effective Date automatically shall be granted an option to purchase five thousand (5,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the Effective Date and on the date of each annual meeting of stockholders at which the Director is reelected to the Board or at which the Director continues to serve, and (ii) a person who is initially elected or appointed to the Board automatically shall be granted (A) an option to purchase five thousand (5,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial election or appointment and (B) an option to purchase five thousand (5,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders occurring after such initial election or appointment at which the Director is reelected to the Board or at which the Director continues to serve. Members of the Board who are Employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (ii)(A) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from the Company, Options as described in the clause (ii)(B) of the preceding sentence. All of the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

                                   ARTICLE IV

                                TERMS OF OPTIONS

         4.1 Option Agreement. Each Option shall be evidenced by a Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

         4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that, except as provided in Section 8.1 with respect to assumed options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

         4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that (i) in the case of Options granted to Directors, the term shall be ten (10) years from the date the Option is granted and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary).

         4.4  Option Vesting

         (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, Options granted to Directors shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth annual meetings of the stockholders following the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

         (b) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(b), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

                                    ARTICLE V

                               EXERCISE OF OPTIONS

         5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part; however, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

         5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

         (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

         (b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

         (c) In the event that the Option shall be exercised pursuant to Section
10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

         (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may in its discretion or provide in the grant agreement (i) that payment may be made, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery not in excess of the aggregate exercise price of the Option or exercised portion thereof and subject to such other limitations as the Committee may impose thereon, (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee, (v) allow payment through a cashless-broker procedure approved by the Company, or (vi) allow payment through any combination of the consideration provided above. In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

         5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

         (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

         (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

         (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

         5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

         5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(i) two years from the date of granting such Option to such Optionee or (ii) one year after the transfer of such shares to such Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

         5.6 Limitations on Exercise of Options Granted to Directors. No Option granted to a Director may be exercised to any extent by anyone after the first to occur of the following events:

         (a) the expiration of twelve (12) months from the date of the Optionee's death;

         (b) the expiration of twelve (12) months from the date of the Optionee's ceasing to be a Director by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

         (c) the expiration of three (3) months from the date of the Optionee's ceasing to be a Director for any reason other than such Optionee's death or his permanent and total disability, unless the Optionee dies within said three-month period; or

         (d) the expiration of ten (10) years from the date the Option was granted.


                                   ARTICLE VI

                            AWARD OF RESTRICTED STOCK

         6.1  Award of Restricted Stock

         (a)  The Committee shall from time to time, in its absolute discretion:

         (i) Select from among the Employees or consultants (including Employees or consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

         (ii) Determine the terms and conditions applicable to such Restricted Stock, consistent with this Plan, which may include the achievement of Performance Objectives.

         (b) Upon the selection of an Employee or consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

         6.2 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a Restricted Stock Agreement, which shall be executed by the selected Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

         6.3 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

         6.4 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

         6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

         6.6 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock

Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                   ARTICLE VII

                    PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
                         DEFERRED STOCK, STOCK PAYMENTS

         7.1 Performance Awards. Any Employee or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the achievement of such specific Performance Objectives determined appropriate by the Committee over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee or consultant.

         7.2 Dividend Equivalents. Any Employee or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Deferred Stock or Performance Award is granted, and the date such Option, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

         7.3 Stock Payments. Any Employee or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

         7.4 Deferred Stock. Any Employee or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the achievement of such specific Performance Objectives determined to be appropriate by the Committee over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or Performance Objectives set by the Committee, as the case may be. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

         7.5 Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement. Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by an agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

         7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

         7.7 Exercise Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to termination of employment or termination of consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

         7.8 Payment. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of
Section 5.3.

                                  ARTICLE VIII

                         MERGED PLANS/REPLACEMENT AWARDS

         8.1 The following plans have been merged into this Plan: the Sooner, Inc. 1998 Stock Option Plan and the HWC Energy Services, Inc. 1997 Stock Option Plan, and all stock options and other stock-based awards granted under such plans are converted into options and awards under this Plan with respect to Common Stock. In addition, the individual stock option grants made outside of a plan by Sooner, Inc. and PTI Group, Inc. to their respective employees and outstanding on the date of their respective mergers with the Company or a Company Subsidiary also are hereby assumed and converted into Company options. The number of shares and the exercise price of each assumed award shall be made pursuant to the applicable merger agreement between the Company and the stockholders of such entities.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1 Committee. The Committee members shall be appointed by and hold office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

         9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

         9.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

         9.4 Compensation; Professional Assistance, Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 Not Transferable. Except as provided below, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. An Optionee may, with the consent of the Committee, transfer a Nonqualified Stock Option to such family members and persons as may be permitted by this Committee, subject to such restrictions and limitations, if any, that the Committee, in its discretion, may impose on such transfer.

         During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

         10.2 Amendment, Suspension or Termination of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or reduce the exercise price of an Option, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments, materially alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No

Options, Restricted Stock, Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

         (a) The expiration of ten years from the date the Plan is adopted by the Board; or

         (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.4.

         10.3 Changes in Common Stock or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events.

         (a) Subject to Section 10.3(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the, Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Dividend Equivalent, Deferred Stock award or Stock Payment, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

         (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Performance Awards, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock or Deferred Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

         (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

         (iii) the grant or exercise price with respect to any Option, Performance Award, Dividend Equivalent or Stock Payment.

         (b) Subject to Section 10.3(e), in the event of any corporate transaction or other event described in Section 10.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options, rights and other awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

         (c) Subject to Section 10.3(e), in the event of any corporate transaction or other event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

         (i) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either automatically or upon the Optionee's request, for either the purchase of any such Option, Performance Award, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Deferred Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the Optionee's rights had such option, right or award been currently exercisable or payable or the replacement of such option, right or award with other rights or property selected by the Committee in its sole discretion;

         (ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

         (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (1) Section
4.4 or (2) the provisions of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock;

         (iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

         (v) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

         (vi) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or Deferred Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement or a Deferred Stock Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated; and

         (vii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments to the Performance Objectives of any outstanding award.

         (d) Notwithstanding anything in Sections 10.3(a), 10.3(c) or 10.3(e) to the contrary, except to the extent an award agreement expressly provides to the contrary, in the event of a Change of Control of the Company all outstanding awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such awards shall lapse, all performance criteria, if any, with respect to such awards shall be deemed to have been met at their target level.

         (e) With respect to an award intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this
Section 10.3, other than as provided in Section 10.3(d), shall be taken by the Committee to the extent that such adjustment or action would cause such award to fail to so qualify under Section 162(m) or any successor provisions thereto.

         10.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options, Performance Awards, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan, to the extent made with respect to shares in excess of that number available for such awards immediately prior to this amendment and restatement of the ConEmsco Plan, shall thereupon be canceled and become null and void.

         10.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by applicable tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Dividend Equivalent or Stock Payment. Subject to the timing requirements of Section 5.3, the Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or afterward (or allow the return of shares of Common Stock) having a Fair Market Value equal to the minimum tax sums required to be withheld by the Company. Notwithstanding the foregoing, any such person who is subject to Section 16b with respect to Company Stock may direct that the Company's tax withholding obligation be satisfied by withholding the appropriate number of shares from such award and/or the "constructive" tender already-owned shares of Common Stock.

         10.6 Loans. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Option, Performance Award, Dividend Equivalent or Stock Payment granted under this Plan, or the issuance of Restricted Stock or Deferred Stock awarded under this Plan, The terms and conditions of any such loan shall be set by the Committee.

         10.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Dividend Equivalents, Stock Payments, Restricted Stock and Deferred Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any award intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in
Section 162(m)(4)(C) of the Code.

         10.8 Effect of Plan Upon Options and Compensation Plans. Except as provided in Section 8.1, this Plan amendment and restatement shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, entity or association.

         10.9 Compliance with Laws. This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         10.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

         10.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof.